Exhibit 99.1

Broadcom Inc. Announces Second Quarter Fiscal Year 2022 Financial Results and

Quarterly Dividends

•	Revenue of $8,103 million for the second quarter, up 23 percent from the prior year period

•	GAAP net income of $2,590 million for the second quarter; Adjusted EBITDA of $5,111 million for the second quarter

•	GAAP diluted EPS of $5.93 for the second quarter; Non-GAAP diluted EPS of $9.07 for the second quarter

•	$4,158 million of free cash flow from operations for the second quarter, defined as cash from operations of $4,243 million less capital expenditures of $85 million

•	Quarterly common stock dividend of $4.10 per share

•	Repurchased and eliminated 5.6 million shares for $3,290 million

•	Third quarter revenue guidance of approximately $8.4 billion, an expected increase of 24 percent from the prior year period

•	Third quarter Adjusted EBITDA guidance of approximately 63.5 percent of projected revenue (1)

•	New share repurchase program authorized up to $10 billion of common stock, incremental to $3 billion remaining under the current authorization to date

SAN JOSE, Calif. – May 26, 2022 – Broadcom Inc. (Nasdaq: AVGO), a global technology leader that designs, develops and supplies semiconductor and infrastructure software solutions, today reported financial results for its second quarter of fiscal year 2022, ended May 1, 2022, provided guidance for the third quarter of its fiscal year 2022 and announced its quarterly dividends.

“Broadcom’s second quarter revenue accelerated sequentially, and was driven by strength in networking and server storage,” said Hock Tan, President and CEO of Broadcom Inc. “We expect this momentum to continue into the third quarter.”

“Consolidated revenue grew 23% year-over-year to a record $8.1 billion and operating profit increased 30%,” said Kirsten Spears, CFO of Broadcom Inc. “We generated $4.2 billion in free cash flow and are expecting free cash flow to remain strong in the third quarter. Consistent with our commitment to return excess cash to shareholders, we returned $4.5 billion to shareholders in the quarter including $1.7 billion of cash dividends and $2.8 billion of share repurchases.”

(1)	The Company is not readily able to provide a reconciliation of the projected non-GAAP financial information presented to the relevant projected GAAP measure without unreasonable effort.

Second Quarter Fiscal Year 2022 Financial Highlights

	GAAP				Non-GAAP
(Dollars in millions, except per share data)	Q2 22	Q2 21	Change		Q2 22	Q2 21	Change
Net revenue	$8,103	$6,610		+23%	$8,103	$6,610		+23%
Net income	$2,590	$1,493	+$	1,097	$4,000	$2,980	+$	1,020
Earnings per common share - diluted	$5.93	$3.30	+$	2.63	$9.07	$6.62	+$	2.45

(Dollars in millions)	Q2 22	Q2 21	Change
Cash flow from operations	$4,243	$3,569	+$	674
Adjusted EBITDA	$5,111	$3,960	+$	1,151
Free cash flow	$4,158	$3,443	+$	715

Net revenue by segment (Dollars in millions)	Q2 22		Q2 21		Change
Semiconductor solutions	$6,229	77%	$4,820	73%	+29%
Infrastructure software	1,874	23	1,790	27	+5%

Total net revenue	$8,103	100%	$6,610	100%

The Company’s cash and cash equivalents at the end of the fiscal quarter were $9,005 million, compared to $10,219 million at the end of the prior quarter.

During the second fiscal quarter, the Company generated $4,243 million in cash from operations and spent $85 million on capital expenditures. The Company spent $3,290 million on share repurchases and eliminations, consisting of $2,776 million in repurchases of 4.7 million shares and $514 million of withholding tax payments related to net settled equity awards that vested in the quarter (representing approximately 0.9 million shares withheld).

On March 31, 2022, the Company paid a cash dividend of $4.10 per share of common stock, totaling $1,676 million and a cash dividend of $20.00 per share of mandatory convertible preferred stock, totaling $74 million.

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Third Quarter Fiscal Year 2022 Business Outlook

Based on current business trends and conditions, the outlook for the third quarter of fiscal year 2022, ending July 31, 2022, is expected to be as follows:

•	Third quarter revenue guidance of approximately $8.4 billion; and

•	Third quarter Adjusted EBITDA guidance of approximately 63.5 percent of projected revenue.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The Company is not readily able to provide a reconciliation of projected Adjusted EBITDA to projected net income without unreasonable effort. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Quarterly Dividends

The Company’s Board of Directors has approved a quarterly cash dividend on its common stock of $4.10 per share. The common stock dividend is payable on June 30, 2022 to common stockholders of record at the close of business (5:00 p.m. Eastern Time) on June 22, 2022.

The Company’s Board of Directors has also approved a quarterly cash dividend on its 8.00% Mandatory Convertible Preferred Stock, Series A, of $20.00 per share. This dividend is payable on June 30, 2022 to preferred stockholders of record at the close of business (5:00 p.m. Eastern Time) on June 15, 2022.

New Share Repurchase Authorization

The Company’s Board of Directors has authorized a new share repurchase program to repurchase up to $10 billion of our common stock through December 31, 2023. This new share repurchase authorization is in addition to the share repurchase program authorized in December 2021, under which we may repurchase the current remaining $3 billion of common stock through December 31, 2022. Repurchases under the new share repurchase authorization may be made through a variety of methods, including open market or privately negotiated purchases. The timing and amount of shares repurchased will depend on the stock price, business and market conditions, corporate and regulatory requirements, alternative investment opportunities, acquisition opportunities and other factors. Broadcom is not obligated to repurchase any specific amount of shares of common stock, and the share repurchase program may be suspended or terminated at any time.

Conference Call

In a separate press release issued today, Broadcom announced the proposed acquisition of VMware, Inc.

Broadcom will host a conference call today at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time). A live webcast and the accompanying materials will be available in the “Investors” section of Broadcom’s website at https://investors.broadcom.com in advance of the conference call.

To Listen via Telephone: Preregistration is required by the conference call operator. Please preregister by clicking here. Upon registering, you will be emailed a dial-in number, direct passcode and unique PIN.

To Listen via Internet: The conference call can be accessed live online in the Investors section of the Broadcom website at https://investors.broadcom.com/.

Replay: A telephone playback of the conference call can be accessed for one week following the call by dialing: (855) 859-2056; International + 1 (404) 537-3406; Passcode: 5733459; or through the Investors section of the Broadcom website at https://investors.broadcom.com/.

Non-GAAP Financial Measures

The non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Broadcom believes non-GAAP financial information provides additional insight into the Company’s on-going performance. Therefore, Broadcom provides this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons.

In addition to GAAP reporting, Broadcom provides investors with net income, operating income, gross margin, operating expenses, cash flow and other data on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring, impairment and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, litigation settlements, loss on debt extinguishment, gains (losses) on investments, income (loss) from discontinued operations, non-GAAP tax reconciling adjustments, and other adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The exclusion of these and other similar items from Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

Free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. Investors should not consider presentation of free cash flow measures as implying that stockholders have any right to such cash. Broadcom’s free cash flow may not be calculated in a manner comparable to similarly named measures used by other companies.

About Broadcom Inc.

Broadcom Inc. (NASDAQ: AVGO) is a global technology leader that designs, develops and supplies a broad range of semiconductor and infrastructure software solutions. Broadcom’s category-leading product portfolio serves critical markets including data center, networking, enterprise software, broadband, wireless, storage and industrial. Our solutions include data center networking and storage, enterprise, mainframe and cyber security software focused on automation, monitoring and security, smartphone components, telecoms and factory automation. For more information, go to https://www.broadcom.com.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance, our plans and expectations with regard to our share repurchases, and other statements identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim,” and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include risks associated with: the COVID-19 pandemic continues to disrupt, normal business activity, and which may have an adverse effect on our results of operations; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; government regulations and administrative proceedings, trade restrictions and trade tensions; global economic conditions and concerns; cyclicality in the semiconductor industry or in our target markets; global political and economic conditions; our significant indebtedness and the need to generate sufficient cash flows to service and repay such debt; the amount and frequency of our share repurchase programs; dependence on and risks associated with distributors and resellers of our products; dependence on senior management and our ability to attract and retain qualified personnel; any acquisitions we may make, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired businesses with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions; involvement in legal proceedings; quarterly and annual fluctuations in operating results; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of any design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities, warehouses or other significant operations; our ability to improve our manufacturing efficiency and quality; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to protect against cyber security threats and a breach of security systems; our ability to maintain or improve gross margin; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; compatibility of our software products with operating environments, platforms or third-party products; our ability to enter into satisfactory software license agreements; availability of third party software used in our products; use of open source code sources in our products; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims; market acceptance of the end products into which our products are designed; our ability to sell to new types of customers and to keep pace with technological advances; our compliance with privacy and data security laws; fluctuations in foreign exchange rates; our provision for income taxes and overall cash tax costs, legislation that may impact our overall cash tax costs and our ability to maintain tax concessions in certain jurisdictions; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result.

Our filings with the SEC, which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Ji Yoo

Broadcom Inc.

Investor Relations

408-433-8000

investor.relations@broadcom.com

(AVGO-Q)

BROADCOM INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 1,	January 30,	May 2,	May 1,	May 2,
	2022	2022	2021	2022	2021
Net revenue	$8,103	$7,706	$6,610	$15,809	$13,265
Cost of revenue:
Cost of revenue	1,956	1,925	1,699	3,881	3,513
Amortization of acquisition-related intangible assets	707	730	853	1,437	1,727
Restructuring charges	1	2	1	3	16

Total cost of revenue	2,664	2,657	2,553	5,321	5,256

Gross margin	5,439	5,049	4,057	10,488	8,009
Research and development	1,261	1,206	1,238	2,467	2,449
Selling, general and administrative	368	321	325	689	664
Amortization of acquisition-related intangible assets	398	397	494	795	988
Restructuring, impairment and disposal charges	18	17	25	35	96

Total operating expenses	2,045	1,941	2,082	3,986	4,197

Operating income	3,394	3,108	1,975	6,502	3,812
Interest expense	(518)	(407)	(466)	(925)	(1,036)
Other income (expense), net	(86)	(14)	(23)	(100)	94

Income before income taxes	2,790	2,687	1,486	5,477	2,870
Provision for (benefit from) income taxes	200	215	(7)	415	(1)

Net income	2,590	2,472	1,493	5,062	2,871
Dividends on preferred stock	(75)	(74)	(76)	(149)	(150)

Net income attributable to common stock	$2,515	$2,398	$1,417	$4,913	$2,721

Net income per share attributable to common stock:
Basic	$6.16	$5.82	$3.46	$11.98	$6.67
Diluted (1)	$5.93	$5.59	$3.30	$11.53	$6.34
Weighted-average shares used in per share calculations:
Basic	408	412	409	410	408
Diluted (1)	424	429	429	426	429
Stock-based compensation expense:
Cost of revenue	$36	$36	$38	$72	$70
Research and development	261	268	307	529	635
Selling, general and administrative	89	83	80	172	164

Total stock-based compensation expense	$386	$387	$425	$773	$869

(1)	Excludes the potentially dilutive effect of Mandatory Convertible Preferred Stock as the impact was antidilutive.

BROADCOM INC.

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 1,	January 30,	May 2,	May 1,	May 2,
	2022	2022	2021	2022	2021
Gross margin on GAAP basis	$5,439	$5,049	$4,057	$10,488	$8,009
Amortization of acquisition-related intangible assets	707	730	853	1,437	1,727
Stock-based compensation expense	36	36	38	72	70
Restructuring charges	1	2	1	3	16
Acquisition-related costs	3	4	3	7	6

Gross margin on non-GAAP basis	$6,186	$5,821	$4,952	$12,007	$9,828

Research and development on GAAP basis	$1,261	$1,206	$1,238	$2,467	$2,449
Stock-based compensation expense	261	268	307	529	635
Acquisition-related costs	—	—	1	—	2

Research and development on non-GAAP basis	$1,000	$938	$930	$1,938	$1,812

Selling, general and administrative expense on GAAP basis	$368	$321	$325	$689	$664
Stock-based compensation expense	89	83	80	172	164
Acquisition-related costs	32	11	25	43	66

Selling, general and administrative expense on non-GAAP basis	$247	$227	$220	$474	$434

Total operating expenses on GAAP basis	$2,045	$1,941	$2,082	$3,986	$4,197
Amortization of acquisition-related intangible assets	398	397	494	795	988
Stock-based compensation expense	350	351	387	701	799
Restructuring, impairment and disposal charges	18	17	25	35	96
Acquisition-related costs	32	11	26	43	68

Total operating expenses on non-GAAP basis	$1,247	$1,165	$1,150	$2,412	$2,246

Operating income on GAAP basis	$3,394	$3,108	$1,975	$6,502	$3,812
Amortization of acquisition-related intangible assets	1,105	1,127	1,347	2,232	2,715
Stock-based compensation expense	386	387	425	773	869
Restructuring, impairment and disposal charges	19	19	26	38	112
Acquisition-related costs	35	15	29	50	74

Operating income on non-GAAP basis	$4,939	$4,656	$3,802	$9,595	$7,582

Interest expense on GAAP basis	$(518)	$(407)	$(466)	$(925)	$(1,036)
Loss on debt extinguishment	112	—	50	112	222

Interest expense on non-GAAP basis	$(406)	$(407)	$(416)	$(813)	$(814)

Other income (expense), net on GAAP basis	$(86)	$(14)	$(23)	$(100)	$94
(Gains) losses on investments	99	16	25	115	(94)
Other	—	—	(1)	—	(3)

Other income (expense), net on non-GAAP basis	$13	$2	$1	$15	$(3)

Provision for (benefit from) income taxes on GAAP basis	$200	$215	$(7)	$415	$(1)
Non-GAAP tax reconciling adjustments	346	295	414	641	813

Provision for income taxes on non-GAAP basis	$546	$510	$407	$1,056	$812

Net income on GAAP basis	$2,590	$2,472	$1,493	$5,062	$2,871
Amortization of acquisition-related intangible assets	1,105	1,127	1,347	2,232	2,715
Stock-based compensation expense	386	387	425	773	869
Restructuring, impairment and disposal charges	19	19	26	38	112
Acquisition-related costs	35	15	28	50	71
Loss on debt extinguishment	112	—	50	112	222
(Gains) losses on investments	99	16	25	115	(94)
Non-GAAP tax reconciling adjustments	(346)	(295)	(414)	(641)	(813)

Net income on non-GAAP basis	$4,000	$3,741	$2,980	$7,741	$5,953

Weighted-average shares used in per share calculations - diluted on GAAP basis	424	429	429	426	429
Non-GAAP adjustment (1)	17	17	21	17	21

Weighted-average shares used in per share calculations - diluted on non-GAAP basis	441	446	450	443	450

Net income on non-GAAP basis	$4,000	$3,741	$2,980	$7,741	$5,953
Interest expense on non-GAAP basis	406	407	416	813	814
Provision for income taxes on non-GAAP basis	546	510	407	1,056	812
Depreciation	135	136	133	271	271
Amortization of purchased intangibles and right-of-use assets	24	24	24	48	51

Adjusted EBITDA	$5,111	$4,818	$3,960	$9,929	$7,901

Net cash provided by operating activities	$4,243	$3,486	$3,569	$7,729	$6,682
Purchases of property, plant and equipment	(85)	(101)	(126)	(186)	(240)

Free cash flow	$4,158	$3,385	$3,443	$7,543	$6,442

Fiscal Quarter Ending
July 31, 2022
Expected average diluted share count (2):
Weighted-average shares used in per share calculation - diluted on GAAP basis	421
Non-GAAP adjustment (1)	18

Weighted-average shares used in per share calculation - diluted on non-GAAP basis	439

(1)

Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. In addition, the non-GAAP adjustment includes the impact of Mandatory Convertible Preferred Stock that is antidilutive on a GAAP basis. For the fiscal quarter ending July 31, 2022, the non-GAAP adjustment includes the impact of Mandatory Convertible Preferred Stock that is expected to be antidilutive on a GAAP basis.

(2)	Excludes the effects of potential share repurchases.

BROADCOM INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	May 1, 2022	October 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$9,005	$12,163
Trade accounts receivable, net	3,083	2,071
Inventory	1,668	1,297
Other current assets	1,054	1,055

Total current assets	14,810	16,586
Long-term assets:
Property, plant and equipment, net	2,262	2,348
Goodwill	43,603	43,450
Intangible assets, net	9,241	11,374
Other long-term assets	1,803	1,812

Total assets	$71,719	$75,570

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,069	$1,086
Employee compensation and benefits	751	1,066
Current portion of long-term debt	302	290
Other current liabilities	4,788	3,839

Total current liabilities	6,910	6,281
Long-term liabilities:
Long-term debt	39,164	39,440
Other long-term liabilities	4,655	4,860

Total liabilities	50,729	50,581

Preferred stock dividend obligation	27	27
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	21,078	24,330
Retained earnings	—	748
Accumulated other comprehensive loss	(115)	(116)

Total stockholders’ equity	20,963	24,962

Total liabilities and equity	$71,719	$75,570

BROADCOM INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 1,	January 30,	May 2,	May 1,	May 2,
	2022	2022	2021	2022	2021
Cash flows from operating activities:
Net income	$2,590	$2,472	$1,493	$5,062	$2,871
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible and right-of-use assets	1,129	1,151	1,371	2,280	2,766
Depreciation	135	136	133	271	271
Stock-based compensation	386	387	425	773	869
Deferred taxes and other non-cash taxes	—	70	(177)	70	(326)
Loss on debt extinguishment	100	—	26	100	198
(Gains) losses on investments	99	16	25	115	(94)
Non-cash interest expense	33	32	21	65	43
Other	11	(1)	9	10	19
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	(536)	(468)	106	(1,004)	(141)
Inventory	(147)	(223)	(52)	(370)	(1)
Accounts payable	(31)	—	(58)	(31)	(14)
Employee compensation and benefits	215	(528)	135	(313)	(240)
Other current assets and current liabilities	287	521	182	808	590
Other long-term assets and long-term liabilities	(28)	(79)	(70)	(107)	(129)

Net cash provided by operating activities	4,243	3,486	3,569	7,729	6,682

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(225)	(9)	—	(234)	(8)
Purchases of property, plant and equipment	(85)	(101)	(126)	(186)	(240)
Purchases of investments	—	(200)	—	(200)	—
Other	—	1	—	1	—

Net cash used in investing activities	(310)	(309)	(126)	(619)	(248)

Cash flows from financing activities:
Proceeds from long-term borrowings	1,935	—	—	1,935	9,904
Payments on debt obligations	(2,097)	(255)	(1,533)	(2,352)	(10,733)
Payments of dividends	(1,750)	(1,764)	(1,552)	(3,514)	(3,095)
Repurchases of common stock - repurchase program	(2,776)	(2,724)	—	(5,500)	—
Shares repurchased for tax withholdings on vesting of equity awards	(514)	(375)	(461)	(889)	(686)
Issuance of common stock	59	1	71	60	106
Other	(4)	(4)	(2)	(8)	(30)

Net cash used in financing activities	(5,147)	(5,121)	(3,477)	(10,268)	(4,534)

Net change in cash and cash equivalents	(1,214)	(1,944)	(34)	(3,158)	1,900
Cash and cash equivalents at beginning of period	10,219	12,163	9,552	12,163	7,618

Cash and cash equivalents at end of period	$9,005	$10,219	$9,518	$9,005	$9,518

Supplemental disclosure of cash flow information:
Cash paid for interest	$459	$240	$369	$699	$741
Cash paid for income taxes	$240	$186	$293	$426	$440